Report of Independent Registered Public Accounting Firm



The Board of Directors and Shareholders
AXP Variable Portfolio - Income Series, Inc.
AXP Variable Portfolio - Investment Series, Inc.
AXP Variable Portfolio - Managed Series, Inc.
AXP Variable Portfolio - Money Market Series, Inc.
AXP Variable Portfolio - Partners Series, Inc.:


In planning and performing our audits of the financial statements of AXP VP-Diversified Bond Fund, AXP VP-Global Bond Fund, AXP VP-High Yield Bond Fund, AXP VP-Short Duration U.S. Government Fund (funds within AXP Variable Portfolio-Income Series, Inc.), AXP VP-Equity Select Fund, AXP VP-Growth Fund, AXP VP-Large Cap Equity Fund (formerly named AXP VP--Capital Resource Fund), AXP VP-New Dimensions Fund, AXP VP-S&P 500 Index Fund, AXP VP-Small Cap Advantage Fund, AXP VP-Strategy Aggressive Fund, AXP VP-Threadneedle Emerging Markets Fund (formerly named AXP VP--Emerging Markets Fund), AXP VP-Threadneedle International Fund (formerly named AXP VP-International Fund) (funds within AXP Variable Portfolio-Investment Series, Inc.), AXP VP-Diversified Equity Income Fund, AXP VP-Managed Fund (funds within AXP Variable Portfolio-Managed Series, Inc.), AXP VP-Cash Management Fund (fund within AXP Variable Portfolio-Money Market Series, Inc.), AXP VP-Partners Small Cap Value Fund (fund within AXP Variable Portfolio-Partners Series, Inc.) for the year ended August 31, 2004, our audit of the financial statements of AXP VP--Core Bond Fund (fund within AXP Variable Portfolio-Income Series, Inc.) for the period February 4, 2004 (the date shares became available) to August 31, 2004, our audit of the financial statements of AXP VP--Income Opportunities Fund (fund within AXP Variable Portfolio-Income Series, Inc.) for the period June 1, 2004 (the date shares became available) to August 31, 2004, our audit of the financial statements of AXP VP--Large Cap Value Fund (fund within AXP Variable Portfolio-Investment Series, Inc.) for the period February 4, 2004 (the date shares became available) to August 31, 2004, and our audit of the financial statements of AXP VP--Partners Select Value Fund (fund within AXP Variable Portfolio-Partners Series, Inc.) for the period February 4, 2004 (the date shares became available) to August 31, 2004, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of AXP Variable Portfolio-Income Series, Inc., AXP Variable Portfolio-Investment Series, Inc., AXP Variable Portfolio-Managed Series, Inc., AXP Variable Portfolio-Money Market Series, Inc., and AXP Variable Portfolio-Partners Series, Inc. are responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.


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Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in the internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of August 31, 2004.

This report is intended solely for the information and use of management, the Board of Directors of AXP Variable Portfolio-Income Series, Inc., AXP Variable Portfolio-Investment Series, Inc., AXP Variable Portfolio-Managed Series, Inc., AXP Variable Portfolio-Money Market Series, Inc., and AXP Variable Portfolio-Partners Series, Inc., and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.




/s/ KPMG LLP
-------------
    KPMG LLP
    Minneapolis, Minnesota
    October 20, 2004